                                                                    Exhibit 10.8

              AMENDMENT NO. 1 TO PREFERRED SHARES RIGHTS AGREEMENT

         AMENDMENT NO. 1 TO PREFERRED SHARES RIGHTS AGREEMENT (this "Amendment"), dated as of March 5, 2000, to the Preferred Shares Rights Agreement (the "Rights Agreement"), dated as of January 9, 1997, between Loronix Information Systems, Inc., a Nevada corporation (the "Company"), and American Stock Transfer & Trust Company, (the "Rights Agent").

                               W I T N E S S E T H

         WHEREAS, concurrently with the execution hereof, the Company has entered into an Agreement and Plan of Merger among Converse Technology, Inc. ("PARENT"), a New York corporation, Comverse Acquisition Corp., a Nevada corporation, and the Company (the "Merger Agreement") and a Stock Option Agreement with parent; and

         WHEREAS, the Board of Directors of the Company has approved, authorized and adopted the Merger Agreement and the transactions contemplated thereby and, subject to certain conditions, is bound to recommend the shareholders of the Company the approval and adoption of the Merger Agreement; and

         WHEREAS, the Board of Directors of the Company has determined that in connection with the Merger Agreement and the transactions contemplated thereby, it is desirable and in the best interests of the shareholders of the Company to amend the Rights Agreement as set forth herein; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth herein;

         NOW, THEREFORE, the Rights Agreement is amended as follows:

         SECTION 1.        AMENDMENT.

         (a) The following subsection (e) is hereby added to Section 3 of the Rights Agreement in its appropriate position:

                  (e) Notwithstanding any other provisions of this Agreement to the contrary, (i) no Distribution Date, Shares Acquisition Date or Triggering Event shall be deemed to have occurred, (ii) neither Parent nor any of its Subsidiaries (collectively, the "ACQUISITION GROUP") shall be deemed to have become an Acquiring Person and (iii) no holder of Rights shall be entitled to any rights or benefits pursuant to Sections 7(a), 11(a) or any other provision of this Agreement, in each case by reason of (x) the approval, execution, delivery and performance of that certain Agreement and Plan of Merger, dated as of the date hereof, among Converse Technology, Inc., a New York corporation ("Parent"), Comverse Acquisition Corp., a Nevada corporation, and the Company (the "MERGER AGREEMENT") by the parties thereto or that certain Stock Option Agreement, dated as of the date hereof, between the Company and Parent by the parties thereto, (y) the approval of the Merger Agreement by the shareholders of the Company or (z) the consummation of the transactions contemplated by the Merger Agreement or the Stock Option Agreement; PROVIDED that in the event that one or more members of the Acquisition Group collectively become the Beneficial Owner of 15% or more of the Common Shares then outstanding in any manner other than as set forth in the Merger Agreement or the Stock Option Agreement, the provisions of this sentence (other than this proviso) shall terminate immediately prior thereto.

         (b) Section 1(r) of the Rights Agreement is hereby deleted in its entirety and replaced with the following:

                  (r) "EXPIRATION DATE" shall mean the earliest to occur of: (i) the Close of Busines on the Final Expiration Date, (ii) the Redemption Date, (iii) consummation of any transaction contemplated by Section 13(f) hereof, (iv) the time at which the Board of Directors orders the exchange of the Rights as provided in

         Section 24 hereof, or (v) immediately prior to the Effective Time as such term is defined in that certain Agreement and Plan of Merger, dated as of March 5, 2000, by and among Comverse technology, Inc., a New York corporation, Comverse Acquisition Corp., a Nevada corporation, and the Company.

         SECTION 3. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first set forth above. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         SECTION 4. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         [The remainder of this page has been left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                   LORONIX INFORMATION SYSTEMS, INC.


                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   AMERICAN STOCK TRANSFER & TRUST COMPANY


                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title: